Exhibit 10.2


                             HARLEYSVILLE GROUP INC.
              NON-QUALIFIED EXCESS CONTRIBUTION AND MATCH PROGRAM
            --------------------------------------------------------

                   AMENDED AND RESTATED AS OF JANUARY 1, 2006


                               ARTICLE I - PURPOSE
                               -------------------

          This Non-Qualified Excess Contribution and Match Program (hereinafter referred to as the "Plan") permits certain employees of Harleysville Group Inc. (hereinafter the "Company"), through an unfunded non-qualified deferred compensation plan, to receive the full Company contribution and match that would otherwise have been available under the Harleysville Retirement Savings Plan (hereinafter " Retirement Plan") except for the fact that full contributions, deferrals and matches are not available to such Employees because of the limitations on contributions, deferrals and matches for such Employees in order to satisfy the Internal Revenue Code. The Plan has the further objective of attracting and retaining senior management personal of superior caliber and of affording them a means of participating in the overall success of the Company.

                            ARTICLE II - DEFINITIONS
                            ------------------------

     For the purposes of this Plan, the definitions found in the Retirement Plan shall govern except as otherwise provided herein.

                          ARTICLE III - ADMINISTRATION
                          ----------------------------

     The responsibility for the implementation and administration of this Plan is delegated to the Harleysville Retirement Savings Plan Administrative Committee ("Committee").The Committee shall interpret the Plan and establish rules and regulations governing its administration. Any decision made or action taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Participants and any person claiming through or under any Participant, unless otherwise determined by the Board of Directors of the Company.

                           ARTICLE IV - EFFECTIVE DATE
                           ---------------------------

     The Plan became effective as of January 1, 1989, was amended and restated November 17, 1999, to be effective January 1, 2000, was amended and restated as of January 1, 2006, and shall continue until modified or repealed by the Board of Directors.

                            ARTICLE V - PARTICIPATION
                            -------------------------

     Officers at paygrade 20 and above who may be eligible to participate in the Plan ("Participants").

                        ARTICLE VI - CONTRIBUTION CREDITS
                        ---------------------------------
     At the end of each Plan Year under the Retirement Plan, a Participant shall be entitled to an "excess contribution," which is an amount equal to the sum of
(1) the excess, if any, of (a) the matching percentage otherwise payable by the Company under the Retirement Plan to non-highly compensated employees times 6% of Participant's base salary and annual incentive bonus earned, whether or not actually paid to Participant or deferred for the Plan Year over (b) the amount of matching contribution that would have been credited to Participant's account in the Retirement Plan if Participant had made the maximum legally allowable deferral to the Retirement Plan for that year ("Matching Contribution") plus (2) the excess, if any, of (a) the non-matching contribution otherwise payable by the Company under the Retirement Plan to non-highly compensated Employees times the Participant's base salary earned whether or not actually paid to Participant or deferred for the Plan Year over (b) the amount of non-matching contribution to Participant's account in the Retirement Plan ("Non-Matching Contribution). The Participant's interest in the non-matching contributions shall vest in accordance with the terms of the Retirement Plan.

                  ARTICLE VII - PAYMENT OF EXCESS CONTRIBUTIONS
                  ---------------------------------------------

     The excess contributions shall be credited Participant's account established by the Company under the Company's Non-Qualified Deferred Compensation Plan.

                       ARTICLE VIII - PARTICIPANT ACCOUNTS
                       -----------------------------------

     Any excess contributions credited hereunder shall be held in an account for the Participant as set forth in the Company's Non-Qualified Deferred Compensation Plan and governed by the provisions set forth therein.

                     ARTICLE IX - PROHIBITION OF ALIENATION
                     --------------------------------------

     Any amounts credited to a Participant may not be voluntarily or involuntarily assigned, anticipated, or alienated and shall not be subject to attachment, levy or encumbrance. The right of the Participant to the said amounts shall be no greater than the right of any unsecured general creditor of the Company.

                            ARTICLE X - GOVERNING LAW
                            -------------------------

     The place of administration of this Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan, and any of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with the laws of the Commonwealth of Pennsylvania.

                         ARTICLE XI - COSTS OF THE PLAN
                         ------------------------------
     The expenses incurred in administering this Plan shall be borne by the Company and shall not be charged against the credits in each account.

                      ARTICLE XII - NO EMPLOYMENT CONTRACT
                      ------------------------------------

     Neither the establishment of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.


     TO RECORD THE AMENDMENT AND RESTATEMENT OF THIS PLAN, THE COMPANY HAS CAUSED ITS AUTHORIZED OFFICERS TO AFFIX THE CORPORATE NAME AND SEAL HERETO THIS 26TH DAY OF JANUARY, 2006.


                              HARLEYSVILLE  GROUP  INC.

                                  /s/ Michael L. Browne
                              BY:-------------------------
                                   Michael L. Browne
                                   President & CEO


Attest:

/s/ Robert A. Kauffman
---------------------------------
Robert A. Kauffman, Secretary